SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 30, 2004


                        International DisplayWorks, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                    0-27002               94-3333649
            --------                    -------               ----------
(State or other jurisdiction of     (Commission File       (I.R.S. Employer
 incorporation or organization)         Number)           Identification No.)


                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 415-0864
          (Address and telephone number of principal executive offices)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     International DisplayWorks, Inc., (the "Company"), a manufacturer of liquid crystal displays and a variety of display devices and modules, entered into a Business Development Agreement with Iridigm Display Corporation, a private, venture capital backed, development stage company working on its patented interferometric modulator ("iMoDTM") display technology. Based on Micro-Electro-Mechanical-Systems, or MEMS, iMoDTM displays comprise a new reflective color flat panel display technology for mobile applications, including digital cameras, personal digital assistants, and mobile phones, among other applications. The Company believes that the new reflective color display technology could gain rapid market acceptance once commercially launched and is committing certain resources to further develop this market. The Company will purchase front end glass and will be responsible for developing and sourcing all other display module components. The Company and Iridigm will work together to introduce new designs to the Company's customer base. The Company is currently designing working display prototypes for consideration in 2005 product lines and hopes to have a qualified beta customer before year end.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 30, 2004                           INTERNATIONAL DISPLAYWORKS, INC.
                                                a Delaware corporation


                                         /s/ Alan M. Lefko
                                         --------------------------------------
                                         Alan M. Lefko
                                         Vice President of Finance and Secretary